UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	October 11, 2016

Ohio	1-434	31-0411980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Procter & Gamble Plaza, Cincinnati, Ohio	45202
(Address of principal executive offices)	Zip Code

(513) 983-1100	45202
(Registrant's telephone number, including area code)	Zip Code

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.             Submission of Matters to a Vote of Security Holders

The Procter & Gamble Company (the "Company") held its Annual Meeting of Shareholders on October 11, 2016. Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

1. Election of Directors	Votes For	Votes Against	Abstaintions	Broker Non-Votes
Blake, Francis S.	1,822,932,445	15,910,759	9,860,629	500,508,200
Braly, Angela F.	1,810,872,718	29,859,274	7,971,841	500,508,200
Chenault, Kenneth I.	1,752,145,991	87,546,964	9,010,878	500,508,200
Cook, Scott D.	1,800,980,686	37,915,889	9,807,258	500,508,200
Lundgren, Terry	1,809,118,958	30,611,930	8,972,945	500,508,200
McNerney, W. James Jr.	1,795,853,918	43,945,797	8,904,118	500,508,200
Taylor, David S.	1,775,378,364	61,096,617	12,228,852	500,508,200
Whitman, Meg	1,747,672,909	93,203,410	7,827,514	500,508,200
Woertz, Patricia A.	1,822,393,614	17,490,885	8,819,334	500,508,200
Zedillo, Ernesto	1,791,511,039	48,439,983	8,752,811	500,508,200

Proposal	Votes For	Votes Against	Abstaintions	Broker Non-Votes
2. Ratify Auditors	2,316,573,764	24,225,167	8,413,102	N/A
3. Say on Pay	1,727,188,334	102,503,976	19,011,523	N/A
4. Shareholder Proposal Report on Lobbying Policies of 3rd Party Organizations	129,943,873	1,659,091,346	59,668,614	N/A
5. Shareholder Proposal Report on Application of Company Non-Discrimination Policies	114,696,659	1,639,226,855	94,780,319	N/A

The Company is filing this 8-K pursuant to item 5.07, "Submission of Matters to a Vote of Security Holders."

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     THE PROCTER & GAMBLE COMPANY

                                                        BY:  /s/ Susan S. Whaley
                                                              Susan S. Whaley
                                                              Assistant Secretary
                                                              October 14, 2016